Exhibit 3.2

             CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                             (After Issuance Stock)

Silverwing Systems Corporation
Name of Corporation

We the undersigned, Robert Knight, President and
                    Robert Knight, Secretary of
Silverwing Systems Corporation

Do hereby certify

That the Board of Directors of said corporation at a meeting duty convened,

Held July 14, 1999 adopted a resolution to amend the original Articles of Incorporation

Article 1: Corporation name change from Silverwing Systems Corporation to Advertain On-Line Inc.

The number of shares outstanding and entitled to vote on an amendment of the Articles of Incorporation
6,985,000: that the said
change(s) and amendment have been consented to and approved by a majority of stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

/s/ Bob Knight
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President

/s/ Bob Knight
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Secretary

ACKNOWLEDGMENT;
STATE OF
COUNTY

On Aug. 18, 1999 personally appeared before me, a Notary Public,
Acknowledged he executed the above instrument on behalf of the said Corporation

/s/ Notary Public/
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